UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011 (November 1, 2011)

LOJACK CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-8439	04-2664794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-251-4700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, Richard T. Riley retired from the positions of Chief Executive Officer and President of LoJack Corporation (the “Company”). Mr. Riley will continue to serve as Chairman of the Company through May 24, 2012 (the “Transition Period”), on which date Mr. Riley is expected to retire from the Company. During the Transition Period, Mr. Riley will continue to be an officer of the Company, leading the Board and staying involved in the Company’s day-to-day management as needed to assist in the transition of the principal executive duties to Mr. Ortiz.

In connection with his agreement to serve as Executive Chairman of the Company during the Transition Period, Mr. Riley’s base salary will remain at its current level through February 10, 2012 and will be reduced to 60% of that level from February 11, 2012 through the end of the Transition Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/ Randy L. Ortiz
Randy L. Ortiz
Chief Executive Officer

Date: November 7, 2011